Exhibit 23

BKD, LLP
Certified Public Accountants
Twelve Wyandotte Plaza
120 West 12th Street, Suite 1200
Kansas City, MO 64105-1936
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Midwest Grain Products, Inc.
Atchison, Kansas

     We consent to the incorporation by reference in Registration Statement No. 333-51849 on Form S-8 and the related Prospectus dated May 5, 1998, of Midwest Grain Products, Inc. of our report dated August 1, 2001, relating to the consolidated balance sheets of Midwest Grain Products, Inc. as of June 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2001, which report is incorporated by reference in the Annual Report on Form 10-K of Midwest Grain Products, Inc. for the fiscal year ended June 30, 2001, and of our report dated August 1, 2001, with regard to the financial statement schedule that is included in such Form 10-K for the year ended June 30, 2001. We also consent to the reference to our firm under the heading "Experts" in the Prospectus to the Registration Statement.



                                                /s/ BKD, LLP


Kansas City, Missouri
September 10, 2000